Exhibit 23
                                                                      ----------


                   Consent of Independent Public Accountants



We hereby consent to the incorporation by reference to the Registration Statement on Form S-8, File Number 333-101300, of our report dated August 1, 2003, on the consolidated financial statements of City Savings Financial Corporation, Michigan City, Indiana, which report is included in the Annual Report on Form 10-KSB of City Savings Financial Corporation for the fiscal year ended June 30, 2003.


/s/ BKD, LLP

Indianapolis, Indiana
September 26, 2003